DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT ("Agreement"), is entered into as of the 5th day of July 1997 by and among Simplex Medical Systems, Inc., a company incorporated in Colorado, with offices at 430 Ansin Boulevard, Suite G, Hallandale, Florida 33009, Simplex Medical Systems, Inc., a company incorporated in Florida, with offices at 430 Ansin Boulevard, Suite G, Hallandale, Florida 33009 (collectively "Simplex"), and Sybron Dental Specialties, Inc., a company incorporated in Delaware, with offices at 1717 West Collins Avenue, Orange, California ("SDS").

                                  RECITALS

     Simplex is engaged in the development, manufacture and sale of medical and dental products.

     SDS is experienced in the distribution of medical and dental products.

     SDS desires to be appointed as Simplex's exclusive distributor worldwide of the Airbrator product developed by Simplex, and Simplex agrees to appoint SDS as such distributor.

     Simplex and SDS have reached an agreement regarding the terms of a distributorship and desire to set forth the terms herein.

                                   AGREEMENTS

     In consideration of the mutual covenants and promises as set forth herein, the receipt and sufficiency of which is hereby acknowledged, Simplex and SDS hereby agree as follows:

1.   Definitions.

     1.1 "Airbrator(s)" means the Airbrator product developed by Simplex and which is specifically identified in Appendix A attached hereto and incorporated herein.

     1.2 "New Product" means any product developed, conceived or invented by Simplex after the date of this Agreement and which, in the reasonable judgment of SDS, could be used, sold or marketed to or in the dental industry.

     1.3  "Territory" means the entire world.

2.   Grant of Distributorship.

     2.1 Simplex hereby appoints and designates SDS as Simplex's exclusive distributor of Airbrators in the Territory.

     2.2 Within thirty (30) days of the date of this Agreement, SDS shall pay Simplex a one-time distribution license fee in the amount of Thirty Thousand Dollars ($30,000).

     2.3 Simplex hereby grants SDS the right of first refusal to be appointed as the exclusive distributor in the Territory for each New Product. Prior to offering any other party a distributorship for any New Product, Simplex shall

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provide SDS with a written notice of such New Product and information regarding the New Product, and SDS shall advise Simplex in writing within sixty (60) days of receipt of such notice whether or not SDS accepts the appointment as exclusive distributor of such New Product in the Territory. In the event SDS timely accepts such appointment, SDS shall be the exclusive distributor of such New Product in the Territory and the terms and conditions of this Agreement shall apply to the distribution of such New Product; except that the parties shall negotiate in good faith regarding the price to be paid by SDS for such New Product and SDS shall have no obligation to pay a distribution license fee pursuant to Section 2.2 above.

     2.4 SDS shall have the right, in its sole discretion, to market, sell and distribute the Airbrator under any trademark of SDS, in addition to or instead of under the "Airbrator" trademark.

3.   Purchase and Sale of Products.

     3.1 SDS shall order Airbrators from Simplex and Simplex shall use commercially reasonable efforts to supply and make shipment of Airbrators from stock if available or on a mutually agreed scheduled basis in accordance with SDS's purchase orders; provided, however that all orders are subject to the terms and conditions of this Agreement. Any term or condition contained in any purchase order, request or other form which is in conflict with or inconsistent with this Agreement shall be null and void and shall have no force or effect.

     3.2 Provided that Simplex satisfies its obligations and commitments set forth in Sections 5.1 and 5.3 below, commencing on October 1, 1998 and continuing for a period of one year, and in each subsequent one year period thereafter, SDS shall purchase from Simplex and Simplex shall sell to SDS at least three (3) million Airbrators per year. In the event Simplex fails to satisfy Sections 5.1 and 5.3, the parties agree to negotiate in good faith to establish a new commencement date for the yearly min mum purchase requirement.


     3.3 In the event SDS fails to purchase the yearly minimum number of Airbrators as set forth in Section 3.2 above, Simplex, as its sole remedy for SDS's failure, may convert the exclusive appointment pursuant to Section 2.1 to a non-exclusive appointment. The conversion of the exclusive appointment shall not become effective unless Simplex provides written notice to SDS of SDS's failure to meet its yearly minimum purchase obligations and SDS fails to cure such default within sixty (60) days after the date of receipt of such written notice from Simplex.

4.   Obligations of SDS

     4.1 SDS shall, at its own expense, use commercially reasonably efforts to introduce, market and promote the sale of, and obtain orders for, Airbrators in the Territory. In connection therewith, SDS shall, among other things, actively seek new customers for the Airbrators in the Territory and make regular sales calls to such customers

     4.2 Provided that Simplex satisfies the obligations and commitments set forth in Sections 5.1 and 5.3 below, SDS shall introduce the Airbrators to the dental market by the end of February 1998. In the event Simplex fails to satisfy Sections 5.1 and 5.3, the parties agree to negotiate in good faith to establish a new date for introducing Airbrators to the dental market.

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     4.3  SDS shall be responsible for all marketing costs, including but not limited to the costs of catalogs, brochures and samples.

     4.4 SDS shall, at its cost, be responsible for providing Simplex with any photo ready artwork needed for printing packages and labels for Airbrators. The costs of printing and affixing the labels shall be borne by Simplex.

5.   Obligations of Simplex

     5.1 Simplex shall exercise commercially reasonable efforts to commence the commercial production of the Airbrators at the earliest date practically possible, but in no event later than December 31, 1997.

     5.2 Simples shall within thirty (30) days communicate to SDS any improvements or developments it makes to the Airbrator.

     5.3 Simplex shall, as soon as possible but in no event later than October 1, 1997, submit for approval from the Food & Drug Administration ("FDA") a 510k submission for hard tissue use for the Airbrator, and shall, at its cost, provide any further documentation or information which is requested by the FDA or which may be necessary to obtain or maintain any approval or certification from the FDA.

     5.4 Simplex represents that it has filed an application for letters patent in the United States which includes one or more claims covering the Airbrator, and Simplex shall, at its cost, prepare, file and prosecute an application or applications for letters patent in the United States, Europe and Japan, and such other countries as mutually agreed upon, all at the expense of Simplex or at the expense of the party that deems such a filing necessary in the absence of agreement.

     5.5 At the request of SDS, Simplex shall, at its cost, make commercially reasonable efforts to obtain and maintain any necessary approvals or registrations in connection with the sale and distribution of Airbrators in the Territory, including but not limited to the registration of the "Airbrator" trademark within the United States, Europe and Japan and any other mutually agreed upon jurisdictions in the Territory. In the absence of agreement, those efforts shall be at the expense of the party deeming such approvals or registrations necessary.

     5.6 Simplex shall be responsible for the design, development, supply, production and performance of the Airbrators based on characteristics developed in conjunction with the FDA or other regulatory agencies.

     5.7 Simplex shall, at its cost, be responsible for packaging and labeling the Airbrators, provided, however, Simplex shall evaluate the feasibility of allowing SDS to perform the packaging and light assembly of the Airbrators. In the event SDS performs the packaging and/or light assembly of Airbrators, Simplex shall determine the direct cost savings realized by Simplex due to SDS performing such packaging and/or light assembly by calculating the decrease in direct costs on a per Airbrator basis, and, Simplex shall promptly provide SDS with such calculations.

6.   Term and Termination.

     6.1 This Agreement shall become effective as of the first date written above and will continue in full force and effect until October 1, 2003 (the

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"Initial Term"). After the Initial Term, this Agreement shall automatically renew for an additional term of five (5) years (the "Renewal Term"). After the Initial Term and Renewal Term, the Agreement may be renewed only by mutual written agreement of the parties.

     6.2 In the event either party shall be in default of any of the terms, obligations, conditions or undertakings of this Agreement and fails to cure such default within sixty (60) days after receiving notice of such default, the non-defaulting party, at its option, may by written notice to the defaulting party terminate this Agreement in its entirety. The termination shall be effective upon the receipt of the termination notice.

     6.3  Either party may terminate this Agreement after providing thirty
(30) days written notice to the other party if (i) the other party becomes insolvent, (ii) a petition in voluntary or involuntary bankruptcy is filed by or against the other party, or (iii) the other party makes an assignment for the benefit of creditors.

     6.4 Upon termination or expiration of this Agreement, SDS shall immediately discontinue use of the "Airbrator" trademark.

7.   Price and Price Adjustments.

     7.1 Simplex shall sell the Airbrators to SDS at the price of two dollars U.S. (US $2.00) per Airbrator for Airbrators ordered prior to October 1, 1999. After October 1, 1999, Simplex has the right to increase the price for Airbrators by up to five percent (5%) once during each twelve (12) month period to reflect the increase in direct costs of assembly, raw materials, packaging or labeling of Airbrators. In addition, Simplex shall reduce the price for Arbitrators from time to time to reflect the decrease in direct costs of assembly, raw materials, packaging or labeling of Airbrators, including but not limited to any decrease calculated pursuant to Section 5.7.

     7.2 Simplex will provide SDS with at least ninety (90) days written notice of any price increase. Price increases by Simplex will not apply to Airbrators ordered and not shipped prior to the effective date of any such price increase. Simplex will promptly notify SDS of any price decrease, which shall be effective upon receipt of such notice.

     7.3 In the event that the exclusive distributorship appointment is converted to a non-exclusive distributorship appointment pursuant to Section
3.3 above, Simplex will sell the Airbrators to SDS at the most favorable price extended to any other party.

8.   Payment.

     Simplex will invoice SDS for all Airbrators supplied under this Agreement and SDS will pay all such invoices within thirty (30) days from the date of shipment.

9.   Shipment.

     SDS shall pay all costs of shipping. Simplex will ship all accepted orders for the Airbrators FOB Simplex's facility, at which time Simplex's obligation to ship the Airbrators shall be fully and completely discharged, and all ownership, legal title and risk of loss shall be transferred to SDS. Unless instructed otherwise by SDS, all shipments shall be made by common carrier.

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10.  Right to Use Trademark

     SDS acknowledges that Simplex owns or otherwise has a proprietary interest in the "Airbrator" trademark. Simplex grants SDS the right to use the "Airbrator" trademark in connection with the marketing, sale and distribution of Airbrators in the Territory.

11.  Warranty.

     11.1  Simplex warrants and represents that:

           (a) the Airbrators will be fit for the particular purpose for which they are being distributed by SDS as defined in the submission(s) to the FDA or other regulatory agencies;

           (b) the Airbrators may be shipped, sold and used in a manner not inconsistent with characteristics developed in conjunction with the FDA or other regulatory agencies without violation of any law, ordinance, rule or regulation of the United States;

           (c) the Airbrators shall conform to the specifications for the Airbrators as defined in the submission(s) to the FDA or other regulatory agencies;

           (d) the Airbrators shall be free from defects in materials and workmanship, and shall be manufactured in accordance with good manufacturing practices acceptable in the industry in the country of manufacture, and in compliance with all applicable laws, rules and regulations in the country of manufacture; and

           (e) Simplex is the sole and exclusive owner of all intellectual property rights and interests in and to the Airbrator, and has not assigned, conveyed or transferred to any other person or entity any such rights and interests in the Airbrator, or the right to distribute the Airbrator.

     11.2 SDS may return Airbrators which are in breach of Simplex's warranty set forth in Section 11.1 above. Simplex shall at its cost in a commercially reasonable manner replace any such Airbrator and reimburse SDS for its shipping expenses.

     11.3 SDS shall retain all alleged defective Airbrators which are covered by the warranty of Simplex and make them available for inspection by a representative of Simplex. All defective Airbrators replaced under warranty shall either be returned to Simplex or disposed of in accordance with the instructions of Simplex. All commercially reasonable costs related to the shipment and handling of such Airbrators shall be incurred by Simplex.

12.  Insurance and Indemnification.

     12.1 Simplex shall indemnify, defend and hold SDS harmless from and against any and all claims, suits, liability, loss, costs, expenses, damages (including attorneys' fees and expenses) caused by reason of any Airbrator (whether or not defective) or any act or omission of Simplex, including but not limited to, any damage or injury sustained by any person or to property, any infringement of any patent rights or other rights of third parties, and any violation of state, federal or local laws or regulations governing the Airbrators and/or their sale or use in the country of manufacture. Nothing in

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this paragraph is intended to, nor shall it, relieve SDS from liability for its own negligent act or omission.

     12.2 In the event either Simplex or SDS receives notice of a claim or lawsuit relating to the manufacture, use or sale of any Airbrators sold and distributed hereunder, such party shall promptly notify the other party in writing of such claim or lawsuit. Simplex shall defend the action at its own expense and shall pay and discharge any judgment that may be rendered.

     12.3 Both parties hereto shall maintain, each at its expense, products liability insurance covering claims relating to its manufacture and sale of the Airbrator. Such insurance shall provide limits of at least one million dollars ($1,000,000) each occurrence for bodily injury, including death, and property damage, shall name the other party as a named insured, and shall be maintained during the Initial Term and all Renewal Terms of this Agreement, and for five (5) years thereafter. Upon request by either party, the other party shall provide copies of its certificate of insurance evidencing such insurance coverage.

     12.4 The covenants contained in this Section shall survive the termination of this Agreement regardless of the cause of such termination.

13.  Confidentiality.

     The contents of this Agreement and any information furnished by either party may not be disclosed by the receiving party to any third party, unless approved in writing by the disclosing party, except as necessary to enforce rights under this Agreement. Such information will not be used by the receiving party for any purpose other than in connection with exercising its rights and performing its obligations under this Agreement. The parties acknowledge that the obligations of confidentiality shall not apply with respect to information which (i) can be shown by written records to have been known by the receiving party prior to disclosure; (ii) is or becomes publicly known without the breach of this Agreement; or (iii) is furnished to the receiving party from a third party who is not restricted from disclosing such information. The covenants contained in this Section shall survive the termination of this Agreement regardless of the cause of the termination.

14.  Relationship of the Parties.

     Nothing contained in this Agreement shall be construed to constitute either party as an employee, agent, legal representative, partner or joint representative of the other party, nor shall either party have any authority to bind the other in any respect.

15.  Assignment.

     Neither party may assign any of its rights nor delegate any of its duties or obligations under this Agreement without the prior written consent of the other party, except an assignment to any entity which acquires all or substantially all of the assets of the party seeking to assign this Agreement; provided further that SDS may, without the consent of Simplex, assign its rights, duties and obligations under this Agreement to any affiliated entity of SDS.

16.  Force Majeure.

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     Neither party is liable to the other for the failure or inability to perform any part of this Agreement or for any delay in the performance of any part of this Agreement to the extent the failure or inability is due to any foreign or domestic embargoes, seizures, acts of God, insurrections, wars and/or continuance of wars, or the adoption or enactment of any law, ordinance, regulation, ruling or order, inability to secure materials or transportation, acts of third parties, fires, floods, explosions, strikes or other accidents or contingencies beyond its control. In the event of the occurrence of an event of force majeure, the party affected must give prompt notice to the other and must use all reasonable efforts to alleviate or minimize the event and resume full performance at the earliest possible date.

17.  Notices.

     All notices, reports, requests or demands to be given by either party to the other under this Agreement must be forwarded, postage prepaid, by registered or certified mail, or by facsimile, to the respective parties as follows:

     If to SDS:                Sybron Dental Specialties, Inc.
                               Attn: President
                               1717 West Collins Avenue
                               Orange, CA 92867

     With a copy to:           Sybron International Corporation
                               Attn: General Counsel
                               411 East Wisconsin Avenue
                               Suite 2400
                               Milwaukee, WI 53202

     If to Simplex:            Simplex Medical Systems, Inc.
                               Attn: Nicholas G. Levandoski, President
                               430 Ansin Boulevard, Suite G
                               Hallandale, FL 33009

     With a copy to:           Robert J. Van Der Wall, Esquire
                               Stein, Pendorf & Van Der Wall
                               Suite 4600 First Union Financial Center
                               200 South Biscayne Boulevard
                               Miami, FL  33131-2310

18.  Waiver of Rights.

     The failure of either party to enforce any of the provisions of this Agreement, to enforce any rights with respect to this Agreement or to exercise any election provided for in this Agreement is not considered a waiver of the provision, right or election or in any way affects the validity of this Agreement. The failure of either party to exercise any provision, right or election shall not preclude or prejudice the party from later enforcing or exercising it or any other provision, right or election which it may have under this Agreement.

19.  Governing Law.

     This Agreement is governed by and construed in accordance with the laws of Colorado.

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20.  Arbitration.

     Any dispute which may arise in connection with any action brought by either party shall be brought in the United States pursuant to the Commercial Arbitration Rules of the American Arbitration Association, provided, however, arbitration shall not apply in the event interparty and/or third party discovery shall be needed by either party.

21.  Counterparts.

     This Agreement will be executed in duplicate, each of which is for all purposes deemed to be an original and both of which will constitute the same instrument.

22.  Amendments.

     This Agreement may not be altered, amended or modified except by written instrument signed by an authorized representative of each party.

23.  Entire Agreement.

     This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to its subject matter, and each party acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party, which are not embodied in this Agreement, and that no other agreement, statements of promise not contained in this Agreement shall be valid or binding.

     IN WITNESS WHEREOF, and intending to be legally bound, the parties have signed this Agreement below.

SIMPLEX MEDICAL SYSTEMS, INC.     SYBRON DENTAL SPECIALTIES, INC.
  (Colorado Corporation)

By:/s/ Nicholas G. Levandoski     By:/s/ Floyd W. Pickrell
Title:  President                 Title:  President

SIMPLEX MEDICAL SYSTEMS, INC.
  (Florida Corporation)

By:/s/ Nicholas G. Levandoski
Title:  President


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                                  APPENDIX A

     The Airbrator is an improved apparatus for delivery of pressurized particulate matter against a surface or target to abrade, etch, erase, cut, penetrate, smooth, clean, polish and/or harden the surface or target. The most important use to which the Airbrator is adapted is use by dentists and oral hygienists to very effectively clean teeth, employing a particulate matter such as aluminum oxide, while at the same time having no effect on soft tissue such as the gums. This is accomplished using a prefilled, sealed, and disposable fluidizing chamber and cannula assembly that avoids contamination and which has already been approved by the FDA for dental use in cleaning and etching of teeth. Other of the purposes set forth above will be the subject of an FDA submission for approval in the future.

     Included in a fluidizing chamber having a discharge end of an inlet tube that is disposed below or overlaps the intake end of the cannula such that the discharge of the inlet tube blows the particulate matter into the fluid above the intake end of the cannula, thereby suspending it therein. Another feature is a tapered nozzle and optionally bent cannula.

     The Airbrator is adapted for use with a custom designed double acting safety check valve (not included in the pricing recited in the Distribution Agreement) to prevent backflow of particulate matter in the event of a drop in pneumatic pressure, and also to prevent excessive pressure from reaching the fluidizing chamber and cannula in the event of a pressure surge. The check value may be attached to the pre-existing pneumatic pressure line of a dental office pedestal.



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                             AMENDMENT NO. 1 TO
                           DISTRIBUTION AGREEMENT
                             DATED JULY 8, 1997

     SIMPLEX MEDICAL SYSTEMS, INC., a Colorado corporation, SIMPLEX MEDICAL SYSTEMS, INC., a Florida corporation (together hereinafter "Simplex"), and SYBRON DENTAL SPECIALTIES. INC., a Delaware corporation (hereinafter "SDS") hereby agree that this Amendment No. 1 to Distribution Agreement dated July 8, 1997 ("Amendment No. 1") is incorporated into, made part of and amends the Distribution Agreement dated July 8, 1997 between Simplex and SDS (the "Distribution Agreement"), to the extent specifically stated below:

     1. In the second line of Section 3. of the Distribution Agreement, the date of October 1, 1998 is replaced with the date of December 1, 1998.

     2. In the third line of Section 4.9 of the Distribution Agreement, the phrase "by the end of February, 1998" is replaced with the phrase "by April 30, 1998".

     3. In the third line of Section 5.1 of the Distribution Agreement, the date of "December 31, 1997" is replaced with the date of "February 98, 1998".

     4. Except as modified by this Amendment No. 17 all other terms and conditions of the Distribution Agreement shall remain in full force and effect and are unmodified. Where the terms and conditions of this Amendment No. 1 and the Distribution Agreement conflict. this Amendment No. 1 shall control.

     Effective as of the 31st day of December, 1997.

SIMPLEX MEDICAL SYSTEMS, INC.,           SYBRON DENTAL SPECIALTIES, INC.
a Colorado Corporation

By: /s/ Henry B. Schur                   By: /s/ Steven J. Semmelmayer
Name: Henry B. Schur                     Name: Steven J. Semmelmayer
Title: Vice President & Director         Title: Executive Vice President
                                                and General Manager

SIMPLEX MEDICAL SYSTEMS, INC.,
a Florida Corporation

By: /s/ Henry B. Schur
Name: Henry B. Schur
Title: Vice President and Director